EXHIBIT 21


                           Subsidiaries of the Company


                                              Percentage       Jurisdiction of
Subsidiaries                                    Owned           Incorporation
------------                                    -----           -------------

Synergy Bank                                     100%            United States

Synergy Financial Services, Inc.                 100%            New Jersey

Synergy Capital Investments, Inc.(1)             100%            New Jersey


(1) Wholly-owned subsidiary of Synergy Bank.